UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2024
____________________________
OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 North Ashton Boulevard, Suite 300 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry Into a Material Definitive Agreement.

Investment Agreements

On February 25, 2024, Owlet, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with certain investors listed on Schedule 1 thereto (the “Investors”), pursuant to which the Company will issue and sell to the Investors (i) an aggregate of 9,250 shares (the “Preferred Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and (ii) warrants (“Warrants”) to purchase an aggregate of 1,799,021 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), for an aggregate purchase price of $9.25 million (collectively, the “Private Placement”). The Company anticipates that the Private Placement will close on or about February 28, 2024, subject to customary closing conditions. The Company plans to use the net proceeds for general corporate purposes and to fund its strategic initiatives.

Investors who are purchasing Preferred Shares and Warrants in the Private Placement include (i) an entity affiliated with Eclipse Ventures LLC (“Eclipse”), (ii) entities affiliated with Trilogy Equity Partners, LLC (“Trilogy”), and (iii) John Kim, a member of the Company’s board of directors (the “Board”). Lior Susan, the chairman of the Board, and Marc Stoll, a member of the Board, are affiliated with Eclipse and Amy McCullough, a member of the Board, is affiliated with Trilogy. The Company’s prior material relationships with such parties are described under “Certain Relationships and Related Person Transactions” beginning on page 49 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 12, 2023, which description is incorporated herein by reference.

Series B Preferred Stock

In connection with the closing of the Private Placement, the Company will file the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware setting forth the terms, rights, obligations and preferences of the Series B Preferred Stock.

Ranking and Dividends

The Series B Preferred Stock will rank, with respect to dividend rights, rights of redemption and rights upon a liquidation event, (i) equal to the Company’s Series A Convertible Preferred Stock par value $0.0001 per share (the “Series A Preferred Stock”), (ii) senior to the Common Stock and all other classes or series of equity securities of the Company established after the closing date of the Private Placement (the “Closing Date”), unless such shares or equity securities expressly provide that they rank in parity with or senior to the Series B Preferred Stock with respect to dividend rights, rights of redemption or rights upon a liquidation event, (iii) on parity with each class or series of equity securities of the Company established after the Closing Date, the terms of which expressly provide that it ranks on parity with the Series B Preferred Stock with respect to dividend rights, rights of redemption and rights upon a liquidation event and (iv) junior to each class or series of equity securities of the Company established after the Closing Date, the terms of which expressly provide that it ranks senior to the Series B Preferred Stock with respect to dividend rights, rights of redemption and rights upon a liquidation event.

The Series B Preferred Stock will have a liquidation preference of $1,000.00 per share (the “Liquidation Preference”). The Company has agreed not to declare, pay or set aside any dividends on shares of Common Stock unless the holders of the Preferred Shares then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the product of (i) the dividend payable on each share of Common Stock multiplied by (ii) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock to Common Stock thereunder, in each case calculated on the record date for determination of holders entitled to receive such dividend.

Conversion and Redemption

The Series B Preferred Stock will be convertible into Common Stock at the option of the holder at any time subsequent to the Closing Date. The number of shares issuable upon conversion will be determined by the number of Preferred Shares so converted multiplied by 129.6596 (the “Conversion Rate”). Cash will be paid in lieu of any fractional shares based on the closing market price of the Common Stock on the conversion date. The Conversion Rate will be subject to adjustment for customary anti-dilution protections, including for stock dividends, splits, and combinations, rights offerings, spin-offs, distributions of cash or other property (to the extent not participating on an as-converted basis) and above market self-tender or exchange offers. At any time from and after the five-year anniversary of the Closing Date, the holders of at least a majority of the then-outstanding Preferred Shares may specify a date and time or the occurrence of an event by vote or written consent that all, and not less than all, outstanding Preferred Shares will automatically be: (i) converted into shares of Common Stock at the Conversion Rate, (ii) subject to certain exceptions and limitations, redeemed for an amount per share of Series B Preferred Stock equal to the Liquidation Preference plus all accrued or declared but unpaid dividends as of the redemption date and time or (iii) a combination of the foregoing.

Subject to certain exceptions, upon the occurrence of a fundamental change, voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Company will be required to pay an amount per share of Series B Preferred Stock equal to the greater of (i) $1,000.00 per share or (ii) the consideration per share of Series B Preferred Stock as would have been payable had all Preferred Shares been converted to Common Stock immediately prior to the liquidation event, plus, in each case, the aggregate amount of all declared but unpaid dividends thereon to the date of final distribution to the holders of Series B Preferred Stock.

The Certificate of Designation will include certain provisions that prevent Eclipse from converting its Preferred Shares to the extent such action would result in Eclipse beneficially owning in excess of 48.9% of the Company’s outstanding Common Stock (the “Individual Holder Share Cap”), provided that such Individual Holder Share Cap is subject to removal at Eclipse’s sole discretion upon written notice to the Company, provided that any increase or removal of such Individual Holder Share Cap will not be effective before the sixty-first (61st) day after such written notice.

Voting and Consent Rights

Holders of Preferred Shares will be entitled to vote with the holders of shares of Common Stock on an as-converted to common basis at any annual or special meeting of stockholders of the Company, and not as a separate class, except as required by Delaware law. Holders of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, are also entitled to vote with the holders of shares of Common Stock on an as-converted to common basis at any annual or special meeting of stockholders of the Company, and not as a separate class, except as required by Delaware law.

Additionally, for so long as any Preferred Shares remain outstanding, the Company will be prohibited, without the consent of the holders of at least a majority of the Preferred Shares, from taking various corporate actions, including:

•creating, authorizing or issuing any additional Preferred Shares or shares which rank senior to or on parity with the Preferred Shares;
•amending, waiving or repealing the rights, preferences or privileges of the Preferred Shares;
•increasing or decreasing the authorized number of Preferred Shares;
•exchanging, reclassifying or canceling the Preferred Shares (except as contemplated by the Certificate of Designations);
•declaring or paying any dividend on, or making any distribution to, or repurchasing any shares of Common Stock or other securities that rank junior to the Preferred Share, subject to certain exceptions;
•incurring any indebtedness other than Permitted Indebtedness (as defined in the Certificate of Designation); and
•creating, adopting, amending, terminating or repealing any equity (or equity-linked) compensation or incentive plan or increase the amount or number of equity securities reserved for issuance thereunder if the New York Stock Exchange would require stockholder approval of such action; provided that the Company’s 2021 Incentive Award Plan (as it exists on the Closing Date) (the “2021 Plan”) and any automatic annual increases pursuant to the 2021 Plan shall not require approval.

Restrictions on Transfer

The holders of Series B Preferred Stock are permitted to transfer their Preferred Shares subject to any applicable legends or legal restrictions arising under applicable law, subject to completion of certain procedures.

Warrants

The Warrants will be exercisable for a number of shares of Common Stock equal to (i) in the case of any Investors who purchases Preferred Shares, 150% of the number of shares of Common Stock into which such investor’s Series B Preferred Stock is initially convertible and (ii) in the case of any Investor who purchases Common Stock, 150% of the number of shares of Common Stock purchased by such Investor. In each case, the Warrants have a five-year term and an exercise price that is equal to $7.7125 per share. The Warrants also provide for an exercise on a cash or cashless net exercise basis at any time after the Closing Date and will be automatically exercised on a cashless basis if not exercised prior to the expiration of the five-year term. Upon a fundamental change or other liquidation event, the Warrants will automatically net exercise if not exercised before the consummation of such event.

The Warrant held by Eclipse will include certain provisions that prevent Eclipse from exercising its Warrant to the extent such action would result in Eclipse beneficially owning in excess of the Individual Holder Share Cap, provided that such Individual Holder Share Cap is subject to removal at Eclipse’s sole discretion upon written notice to the Company, provided that any increase or removal of such Individual Holder Share Cap will not be effective before the sixty-first (61st) day after such written notice.

Registration Rights

As promptly as reasonably practicable after the Closing Date, but in any event within 30 days after the Closing Date, the Company will be required to file a shelf registration statement to register the resale of all the shares of Common Stock issuable upon conversion or exercise of the Preferred Shares or Warrants. The Company will use commercially reasonable efforts to cause the shelf registration statement to become effective within 60 days following the Closing Date, or within 90 days following the Closing Date if the Securities and Exchange Commission notifies the Company that it will review the shelf registration statement.

Shares of Common Stock underlying the Preferred Shares and Warrants held by Eclipse, Trilogy and Mr. Kim will be considered “Registrable Securities” for purposes of that certain Amended and Restated Registration Rights Agreement, dated as of July 15, 2021, by and among the Company and the holders party thereto, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed July 21, 2021, which is incorporated herein by reference, which will entitle such holders to the demand and piggyback registration rights set forth therein.

Participation Rights

The Investment Agreement provides each Investor that purchases 3,000 Preferred Shares, for so long as such Investor and its affiliates continues to hold or beneficially own at least 3,000 Preferred Shares, with a right to participate as investors in future financing transactions by the Company. The right is limited to financing transactions involving equity securities or securities exercisable or convertible for equity securities of the Company, and will provide such Investor the right to buy up to a number of new securities, on the same terms and conditions offered to other potential investors, necessary for such Investor to maintain its pro rata ownership percentage in the Company (calculated as the fraction equal to (a) the number of outstanding shares of Common Stock plus the number of shares of Common Stock underlying the Investor’s Preferred Shares on an as-converted basis divided by (b) the number of outstanding shares of Common Stock plus the number of shares of Common Stock underlying all outstanding Preferred Shares on an as-converted basis).

The Investment Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Investors, and other obligations of the parties. The representations, warranties and covenants contained in the Investment Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Certificate of Designation, Form of Warrant, the Investment Agreement, and the transactions contemplated thereby are only summaries and do not purport to be complete, and are qualified in its entirety by reference to the full text of such instruments, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1, Exhibit 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Amended and Restated Warrant

In connection with the Private Placement, the Company and Eclipse Early Growth Fund I, L.P. entered into an Amended and Restated Warrant (the “A&R Warrant”), which amends and restates that certain Warrant, dated February 17, 2023, by and between the Company and Eclipse Early Growth Fund I, L.P. The A&R Warrant (i) revises the Warrant Exercise Price and Warrant Share Number (each as defined in the A&R Warrant) reflect the Company’s reverse stock split effected on July 7, 2023 and (ii) implements certain provisions that will prevent Eclipse from exercising the A&R Warrant to the extent such action would result in Eclipse beneficially owning in excess of the Individual Holder Share Cap, provided that such Individual Holder Share Cap is subject to removal at Eclipse’s sole discretion upon written notice to the Company, provided that any increase or removal of such Individual Holder Share Cap will not be effective before the sixty-first (61st) day after such written notice. A copy of the A&R Warrant is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 26, 2024, the Company issued a press release reporting certain unaudited preliminary financial results for the fourth quarter ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The preliminary unaudited financial results included in Exhibit 99.1 to this Current Report on Form 8-K have been prepared by, and are the responsibility of, management of the Company. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or applied agreed-upon procedures with respect to such preliminary unaudited financial results and has not expressed any opinion or other form of assurance with respect thereto.

The information in this Item 2.02, including the Exhibit 99.1 furnished under Item 9.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 2.02, including the Exhibit 99.1 furnished under Item 9.01, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Private Placement was undertaken in reliance upon an exemption from the registration requirements of Section 4(a)(2) of the Securities Act. The securities issued or issuable pursuant to the Investment Agreement may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. Any issuance of Common Stock upon exercise of the Warrants pursuant to a cashless exercise will be made pursuant to an exemption from registration under the Securities Act solely for the holder’s own account. The initial maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants will be 2,998,369 shares, subject to customary anti-dilution adjustments.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Investment Agreement, the Company will issue the Preferred Shares as set forth in Item 1.01 above, which is incorporated herein by reference. The powers, designations, preferences, and other rights of the Series B Preferred Stock as are set forth in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Investment Agreement, the Company will issue the Preferred Shares as set forth in Items 1.01 and 3.03 above, which are incorporated herein by reference. In connection with the closing of the Private Placement, the Company will file the Certificate of Designation with the Secretary of State of the State of Delaware on the Closing Date setting forth the terms, rights, obligations and preferences of the Series B Preferred Stock. A copy of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 25, 2024, holders of 22,917 shares of the Series A Preferred Stock, representing a majority of the outstanding shares of Series A Preferred Stock, approved the creation and authorization of the Series B Preferred Stock and the issuance of the Preferred Shares in the Private Placement, as required by the terms of the Company’s Certificate of Designation of Series A Convertible Preferred Stock. Such holders also approved that the Preferred Shares will be permitted indebtedness under the terms of the Company’s Certificate of Designation of Series A Convertible Preferred Stock.

Item 7.01 Regulation FD Disclosure.

On February 26, 2024, the Company issued a press release relating to the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series B Convertible Preferred Stock of Owlet, Inc.

4.1	Form of Warrant to Purchase Shares of Class A Common Stock.

4.2	Amended and Restated Warrant to Purchase Shares of Class A Common Stock, dated February 25, 2024, by and between Owlet, Inc. and Eclipse Early Growth Fund I, L.P.

10.1	Investment Agreement, dated February 25, 2024, by and among Owlet, Inc. and the investors listed on Schedule I thereto (Series B Convertible Preferred Stock).

99.1	Press release issued by Owlet, Inc. on February 26, 2024.

104	Cover Page Interactive Data file (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: February 26, 2024	By:	/s/ Kathryn R. Scolnick
	Name:	Kathryn R. Scolnick
	Title:	Chief Financial Officer